Exhibit 99.1

Reliance Global Group Reports Third Quarter 2024 Results and Provides Business Update

Reports Continued Revenue Growth and Significant Improvements to Net Results

Company to Host Conference Call Today at 4:30 PM Eastern Time

LAKEWOOD, N.J., November 7, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance”, “we” or the “Company”) today provided a business update and reported financial results for the three and nine months ended September 30, 2024.

Ezra Beyman, Reliance’s Chairman and Chief Executive Officer, commented, “We are very pleased to report a highly successful third quarter, both in growing our revenues, as well as in controlling our operating costs, which has resulted in sustained revenue growth, decreased expenses and improved net financial results.”

The following presents some key financial highlights for the third quarter ended September 30, 2024:

	Three Months Ended
Financial Highlights	September 30, 2024	September 30,2023	$ Change	% Change
Commission income	$3,441,458	$3,275,583	$165,875	5%
Commission expense	$902,246	$796,001	$106,245	13%
Salaries and wages	$1,707,737	$1,803,698	$(95,961)	-5%
General and administrative expenses	$821,510	$1,068,778	$(247,268)	-23%
Marketing and advertising expenses	$100,183	$117,752	$(17,569)	-15%
Total operating expenses	$3,953,435	$4,710,637	$(757,202)	-16%
Loss from operations	$(511,977)	$(1,435,054)	$923,077	-64%
Recognition and change in fair value of warrant liabilities – gain (loss)	$-	$1,715,397	$(1,715,397)	-100%
Net loss	$(837,314)	$(139,004)	$(698,310)	502%
AEBITDA	$42,508	$(200,602)	$243,111	121%

Mr. Beyman continued, “As illustrated above, for the quarter ended September 30, 2024, as compared to the quarter ended September 30, 2023, revenues continued to grow by 5% to $3.4 million and total operating expenses continued to decrease by 16% to $3.9 million, positively impacting loss from operations which shows a very refreshing 64% improvement, notwithstanding a 13% increase in commission expense driven by higher first year commissions. Net loss came in at approximately $837,000, and when compared to net loss of approximately $139,000 in the prior year’s third quarter, or $1.8 million when adjusted for comparability purposes to remove the $1.7 million warrant liability fair value gain (as that instrument was substantially liquidated during 2024), net loss for the current year’s quarter versus the prior year’s quarter shows an improvement of approximately $1 million, or 54%. Further, we are very pleased to report that this quarter brings positive Adjusted EBITDA (“AEBITDA” a non-GAAP metric), coming in at an approximate $43,000 gain, representing a 121% increase from the same period in the prior year.”

“These highly positive financial results are a testament to the success of our OneFirm strategy, which brings together our owned and operated, but geographically dispersed, insurance agencies, to operate as one cohesive unit, allowing for efficient and effective cross-selling, cross-collaboration, and human capital cross utilization. The OneFirm enhancements are clearly evident and demonstrated by the quarter’s promising revenue growth, shrinkage in operating costs and positive changes to net results. We feel strongly that our disciplined approach strengthens our financial position and sets the stage for continued sustained growth and long-term value creation for our shareholders.”

“We also remain focused and highly energized in anticipation of a close in the coming months on the previously announced acquisition of Spetner Associates Inc. (“Spetner”), a leading voluntary benefits insurance agency/provider to over 85,000 employees nationally, and we are confident that the integration of Spetner will close to double our consolidated revenues and serve as a catalyst for additional accelerated revenue growth, by having an expanded combined range of service offerings, enhancing our market position and paving the way for sustained profitability and longer term success.”

“Additionally, in the third quarter of 2024, we were thrilled to launch our AI-powered Quote & Bind solution on the RELI Exchange platform ahead of schedule, offering our agents a transformative tool that significantly accelerates the quoting and binding process for commercial insurance policies. This cutting-edge technology is now live, enabling agents to provide faster, more competitive quotes and bind policies instantly, meeting client needs in real time. The solution not only enhances operational efficiency for our partners but also creates new revenue opportunities by capitalizing on high-demand commercial lines, such as, general liability, cyber liability, and workers compensation.”

Mr. Beyman concluded, “Our mission at Reliance remains to build a multi-billion dollar, highly profitable business enterprise, through the execution of our strategic business initiatives, including, expansion, innovation and disciplined fiscal management, which will drive sustained growth, strengthen our market share, and consistently provide substantial returns and long-lasting value for our shareholders.”

Conference Call

Reliance Global Group will host a conference call today at 4:30 PM Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2024, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 877-545-0320 for U.S. callers or +1 973-528-0002 for international callers and entering access code 442767. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2381/51535 or on the investor relations section of the Company’s website, https://relianceglobalgroup.com/events-and-presentations/.

A webcast replay will be available on the investor relations section of the Company’s website at https://relianceglobalgroup.com/events-and-presentations/ through November 7, 2025. A telephone replay of the call will be available approximately one hour following the call, through November 21, 2024, and can be accessed by dialing +1 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 51535.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risks as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and other subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com

INFORMATION REGARDING A NON-GAAP MEASURE

We exclude the following items when calculating AEBITDA, and the following items define our non-GAAP financial measure AEBITDA:

●	Interest and related party interest expense: Unrelated to core Company operations and excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Depreciation and amortization: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Goodwill and/or asset impairments: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Equity-based compensation: Non-cash compensation provided to employees and service providers, excluded to provide more meaningful supplemental information regarding the Company’s core cash impacted operational performance.
●	Change in estimated acquisition earn-out payables: An earn-out liability is a liability to the seller upon an acquisition which is contingent on future earnings. These liabilities are valued at each reporting period and the changes are reported as either a gain or loss in the change in estimated acquisition earn-out payables account in the consolidated statements of operations. The gain or loss is non-cash, can be highly volatile and overall is not deemed relevant to ongoing operations, thus, it’s excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Recognition and change in fair value of warrant liabilities: This account includes changes to derivative warrant liabilities which are valued at each reporting period and could result in either a gain or loss. The period changes do not impact cash, can be highly volatile, and are unrelated to ongoing operations, and thus are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Other income (expense), net: Includes non-routine income or expenses and other individually de minimis items and is thus excluded as unrelated to core operations of the company.

●	Transactional costs: This includes expenses related to mergers, acquisitions, financings and refinancings, and amendments or modification to indebtedness. Thes costs are unrelated to primary Company operations and are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Non-recuring costs: This account includes non-recurring non-operational items, related to costs incurred for a legal suit the Company has filed against one of the third parties involved in the discontinued operations and was excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Loss from discontinued operations before tax: This account includes the net results from discontinued operations, and since discontinued, are unrelated to the Company’s ongoing operations and thus excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

The following table provides a reconciliation from net loss to AEBITDA for the periods ended September 30, 2024, and September 30, 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net loss	$(837,314)	$(139,004)	$(7,673,373)	$(2,982,827)
Adjustments:
Interest and related party interest expense	391,122	419,037	1,204,902	1,251,385
Depreciation and amortization	421,759	652,839	1,425,700	1,962,066
Asset impairment	-	-	3,922,110	-
Share-based compensation to employees, directors and service providers	62,790	201,181	551,598	396,938
Change in estimated acquisition earn-out payables	-	271,569	47,761	1,291,494
Other (income) expense, net	(65,785)	310	(65,807)	(3,650)
Transactional costs	21,813	97,700	394,909	101,500
Nonrecurring costs	48,124	11,162	139,087	58,675
Recognition and change in fair value of warrant liabilities	-	(1,715,397)	(156,000)	(4,389,120)
(Income) loss from discontinued operations before tax	-	-	-	1,845,904
Total adjustments	879,822	(61,598)	7,464,259	2,515,192

AEBITDA	$42,508	$(200,602)	$(209,114)	$(467,635)